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                                   EXHIBIT 23A

          Consent of Schnader Harrison Segal & Lewis LLP of Harrisburg,
                 Pennsylvania, Special Counsel to the Registrant


                                      S-23

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                  CONSENT OF SPECIAL COUNSEL TO THE REGISTRANT


         We hereby consent to the use of our opinion at Exhibit 5 hereto and previously filed, and we further consent to the reference to our name in the Prospectus, included as a part hereof, under the caption "Legal Matters."




                                       /s/ Schnader Harrison Segal & Lewis LLP
                                       -----------------------------------------
                                       SCHNADER HARRISON SEGAL & LEWIS LLP




Harrisburg, Pennsylvania
December 10, 1997




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